[LOGO] FIRST NATIONAL BANK OF MARYLAND
                             FIRST INVESTMENT LOAN MANAGER
                                DEMAND PROMISSORY NOTE

 * ONE MILLION SEVEN HUNDRED-FIFTY THOUSAND AND XX/100 DOLLARS
** $1,750,000.00
                                                      BALTIMORE, MARYLAND
                                                      JULY 10, 1997


     FOR VALUE RECEIVED, the undersigned Chindex, Inc., a New York Corporation (hereafter, the 'BORROWER'), promises to pay to the order of THE FIRST NATIONAL BANK OF MARYLAND, and national banking association (hereafter, the 'BANK'), ON DEMAND, at the BANK'S offices at 25 South Charles Street, Baltimore, Maryland 21201 or at such other place as the holder of this Promissory Note may from time
to time designate, the principal  sum of              *           Dollars ($**),
or such other amount as may from time to time be advanced and outstanding hereunder, together with interest at the rate hereafter specified. The following terms shall apply to this Promissory Note:

     Exhibit A attached hereto contains provisions essential to this Promissory Note and such Exhibit A, and all terms, conditions and provisions thereof, are incorporated herein and made a part hereof as if fully set forth. All terms used in Exhibit A shall have the same meaning when used herein as given when used in said Exhibit A. Periodic changes may be requested to the terms of Exhibit A by either party. If changes to the terms of Exhibit A are agreed to by both parties then a new Exhibit A will be executed by the BORROWER and the BANK and attached to this Promissory Note by the BANK at which time such new Exhibit A will replace the existing Exhibit A and be made a part of this Promissory Note.

     1. Demand Nature. ALL SUMS DUE UNDER THIS PROMISSORY NOTE ARE IMMEDIATELY DUE IN FULL UPON THE DEMAND OF THE HOLDER OF THIS PROMISSORY NOTE AT ANY TIME AND FOR ANY REASON, IN THE SOLE AND ABSOLUTE DISCRETION OF THE HOLDER OF THIS PROMISSORY NOTE.

     2. Advances. This Promissory Note shall be used to evidence all advances and payments of principal made hereunder and all interest due hereunder until it is surrendered to the BORROWER, and it shall continue to be so used even though there may be periods prior to such surrender when no amount of principal or interest is owing hereunder. Until all sums due under this Promissory Note are repaid in full and the credit accommodation evidenced by this Promissory Note is terminated the BORROWER irrevocably authorizes the BANK to make advances and receive payments under this Promissory Note in the following manner:

     a. Form Of Advances. All advances made hereunder shall be made in the form of a transfer of funds into the commercial checking account established by the BORROWER at the BANK with the account number set forth on Exhibit A (hereafter the "ACCOUNT"). The ACCOUNT is subject to restrictions of withdrawals imposed by the BANK, from time to time, in its sole discretion.

     b. Amount Of Advances. On each banking day after posting all credits (subject to funds availability) to the ACCOUNT and repaying any principal sums outstanding under this Promissory Note pursuant to subparagraph (c) below (hereafter, the collected balance in the ACCOUNT after taking such actions shall be referred to as the "INITIAL BALANCE"), the BANK shall calculate the aggregate amount of properly payable debits to the ACCOUNT which have been presented for payment (hereafter, "PRESENTED ITEMS"). In the event the INITIAL BALANCE is greater than the aggregate amount of the PRESENTED ITEMS by an amount at least equal to the Target Balance, the BANK shall post and pay all of the PRESENTED ITEMS. In the event the INITIAL BALANCE is greater than the aggregate amount of the PRESENTED ITEMS by an amount which is less than the Target Balance or in the event the INITIAL BALANCE is less than the aggregate amount of the PRESENTED ITEMS, the BANK shall make an advance under this Promissory Note by transferring funds into the ACCOUNT in an amount equal to the greater of (i) the Minimum Loan Sweep Amount or (ii) the amount which when aggregated with the INITIAL BALANCE would be greater than the aggregate amount of the PRESENTED ITEMS by the amount of the Target Balance. The contrary notwithstanding, the aggregate amount of advances outstanding hereunder shall never exceed the Maximum Loan Amount. Furthermore, if at any time the BORROWER does not have availability for additional advances hereunder in an amount which when aggregated with the INITIAL BALANCE would be in excess of the PRESENTED ITEMS by an amount at least equal to the Target Balance, the Bank shall determine, in its sole discretion, which PRESENTED ITEMS can be posted and paid based on the INITIAL BALANCE and the availability for advances hereunder, and then (i) make an advance hereunder in an amount which when aggregated with the INITIAL BALANCE is equal to those PRESENTED ITEMS which the BANK has determined can be posted and paid without giving effect to the Target Balance, and (ii) to the extent there is availability for additional advances hereunder, make an advance hereunder in an amount up to the Target Balance.

     c. Repayments Of Advances. On each banking day after posting all credits to the ACCOUNT but prior to posting any debits to the ACCOUNT, the BANK is hereby irrevocably authorized to debit the ACCOUNT in an amount equal to the principal amount outstanding under this Promissory Note.


     3. Interest Rate. Until all sums due hereunder have been paid in full, interest shall accrue on the disbursed and unpaid principal balance hereunder at the annual rate of interest set forth on Exhibit A attached hereto. In the event the rate of interest set forth on Exhibit A is based on the BANK's "Prime Rate", the term "Prime Rate" shall mean that rate of interest equal to the higher of:
(a) the interest rate which the BANK from time to time announces and declares to be its prime rate of interest (such rate being a guideline for, and a standard in determining, actual interest rates, and not the lowest rate which the BANK will make a loan to any particular class of borrowers); or (b) the average rate, rounded to the nearest one-tenth of one percent (.1%), for ninety (90) day maturity dealer placed Commercial Paper for the week most recently reported in the Federal Reserve Statistical Release No. H-15(519), entitled "Selected interest Rates") (or any succeeding publication). If the applicable interest rate on this Promissory Note is based on the BANK's Prime Rate then changes in such applicable interest rate shall be made as of, and immediately upon, the occurrence of changes in the Prime Rate. Interest shall be calculated on the basis of a three-hundred sixty (360) days per year factor applied to the actual days on which there exists an unpaid disbursed principal balance.

     4. Interest Payments. Accrued interest at the above-described rate shall be paid by the BORROWER to the BANK monthly, on a current basis, as billed by the holder of this Promissory Note, until all sums due hereunder are paid in full and the credit accommodation evidenced by this Promissory Note is terminated.

     5. Application Of Payments. All payments made hereunder shall be applied first to late penalties or other sums owing to the holder under this Promissory Note, next to accrued interest, and then to principal or in such other order of application as the holder hereof may elect from time to time.

     6. Late Payment Penalty. Should any payment due hereunder be received by the holder of this Promissory Note more than fifteen (15) days after its due date, the BORROWER shall pay a late payment penalty equal to five percent (5%) of the amount then due for each month or portion of a month until paid.

     7. Confession Of Judgment. Upon a failure to make any payment when and as due under this Promissory Note, the BORROWER authorizes any attorney admitted to practice before any court of record in the United States to appear on behalf of the BORROWER to confess judgment against the BORROWER in the full amount due on this Promissory Note plus legal fees of fifteen percent (15%) of the amount due. The BORROWER agrees that venue shall in such an action be proper in the Circuit Court of any County of the State of Maryland or in the Circuit Court of Baltimore City or in the United States District Court For The District Of Maryland. The BORROWER waives the benefit of any and every statute, ordinance, or rule of court which may be lawfully waived conferring upon the BORROWER any right or privilege of exemption, stay of execution, or supplementary proceedings, or other relief from the enforcement or immediate enforcement of a judgment or related proceedings on a judgment. The authority and power to appear for and enter judgment against the BORROWER shall not be exhausted by one or more exercises thereof, or by any imperfect exercise thereof, and shall not be extinguished by any judgment entered pursuant thereto; such authority and power may be exercised on one or more occasions from time to time, in the same or different jurisdictions, as often as the holder shall deem necessary or advisable.

     8. Default Interest Rate. Upon a failure to make any payment when and as due under this Promissory Note, the holder may, without notice or demand, raise the rate of interest accruing on the unpaid principal balance by two (2) percentage points above the rate of interest otherwise applicable, independent of whether the holder of this Promissory Note elects to demand the unpaid principal balance of this Promissory Note as a result of such default.

     ADDITIONAL IMPORTANT TERMS OF THIS AGREEMENT ARE ON THE REVERSE SIDE.

                           CONTINUED FROM FRONT SIDE

     9. Interest Rate After Judgment. If judgment is entered against the BORROWER on this Promissory Note, the amount of the judgment entered (which may include principal, interest, default interest late charges, fees, and costs) shall bear interest at the highest rate authorized under this Promissory Note as of the date of the judgment.

     10. Expenses Of Collection. If this Promissory Note is referred to an attorney for collection, whether or not judgment has been confessed or suit has been filed, the BORROWER shall pay all of the holder's reasonable costs, fees (including, but not limited to, reasonable legal fees) and expenses resulting from such referral.

     11. Subsequent Holders. In the event that any holder of this Promissory Note transfers this Promissory Note for value, the BORROWER agrees that no subsequent holder of this Promissory Note shall be subject to any claims or defenses which the BORROWER may have against a prior holder, all of which are waived as to the subsequent holder, and that all subsequent holders shall have all of the rights of a holder in due course with respect to the BORROWER even though the subsequent holder may not qualify, under applicable law, absent this paragraph, as a holder in due course.

     12. Waiver Of Protest. The BORROWER, and all parties to this Promissory Note, whether maker, indorser, or guarantor, waive presentment notice of dishonor and protest.

     13. Extensions Of Maturity. All parties to this Promissory Note, whether maker, indorser, or guarantor, agree that the maturity of this Promissory Note, or any payment due hereunder, may be extended at any time or from time to time without releasing, discharging, or affecting the liability of such party.

     14. Commercial Loan. The BORROWER warrants that this Promissory Note is the result of a commercial loan transaction within the meaning of Sections 12-101(c) and 12-103(e), Commercial Law Article, Annotated Code of Maryland.

     15. Binding Nature. This Promissory Note shall inure to the benefit of and be enforceable by the BANK and the BANK'S successors and assigns and any other person to whom the BANK may grant an interest in the BORROWER'S obligations to the BANK, and shall be binding and enforceable against the BORROWER and the BORROWER'S personal representative, successors and assigns.

     16. Invalidity Of Any Part. If any provision or part of any provision of this Promissory Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Promissory Note and this Promissory Note shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality or unenforceability.

     17. Choice of Law. This Promissory Note shall be governed, construed, interpreted, enforced and its validity and enforceability determined in accordance with the laws of the State of Maryland. The BORROWER consents to the jurisdiction and venue of the courts of the State of Maryland and, if diversity of citizenship exists between the BORROWER and the holder and a sufficient amount is in controversy or if some other basis exists for the jurisdiction of the federal courts, to the jurisdiction and venue of the United States District Court for the District of Maryland.

     18. Actions Against Bank. Any action brought by the BORROWER against the BANK which is based, directly or indirectly or in whole or in part on this Promissory Note or any matter in or related to this Promissory Note, including but not limited to the making of the loan or the administration or collection thereof shall be brought only in the courts of the State of Maryland. The BORROWER may not file a counterclaim against the BANK in a suit brought by the BANK against the BORROWER in a state other than the State of Maryland unless under the rules of procedure of the court in which the BANK brought the action the counterclaim is mandatory and will be considered waived unless filed as a counterclaim in the action instituted by the BANK.

     19. Waiver Of Jury Trial. The BORROWER agrees that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by the BORROWER or any successor or assign of the BORROWER on or with respect to this Promissory Note or which in any way relates, directly or indirectly, to the obligations of the BORROWER to the BANK under this Promissory Note or any other LOAN DOCUMENT, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. The BORROWER hereby expressly waives any right to a trial by jury in any such suit, action, or proceeding. The BORROWER acknowledges and agrees that this provision is a specific and material aspect of the agreement between the parties and that the BANK would not enter into the transaction with the BORROWER if this provision were not part of their agreement.

     IN WITNESS WHEREOF, the BORROWER has executed this Promissory Note specifically intending this Promissory Note to constitute an instrument under seal.

Dated as of July 10, 1997

WITNESS/ATTEST:                      BORROWER (If a corporation or partnership):
                                         Chindex, Inc.
/s/                                      By: /s/ ROBERT C. GOODWIN, JR.  (SEAL)
    ---------------------------          --------------------------------------
                                         Name: Robert C. Goodwin, Jr.
                                         Title: Exec. Vice President &
                                         Asst. Sec.


/s/                                      By: /s/ RONALD ZILKOWSKI     (SEAL)
    ---------------------------          ----------------------------------
                                         Name: Ronald Zilkowski,
                                         Title: VP Finance & Controller

[logo] First National Bank of Maryland                                  Exhibit 'A' to Film Promissory Note


Commercial Checking Account Number
                                                                        ------------------------------------

     Target Balance                                                     $  .0
            (The minimum collected balance that must be kept in the     ------------------------------------
            checking account).

     Minimum Loan Sweep Amount                                          $  .01
            (The minimum amount that may be advanced at any one time    ------------------------------------
            under the Promissory Note).

     Maximum Loan Amount                                                $1,750,000.00
            (The maximum aggregate amount which may be advanced and     ------------------------------------
            remain outstanding at any one time under the Promissory
            Note).

    Interest Rate                                                       See Schedule A
                                                                        ------------------------------------


     WITNESS:                                         BORROWER (If a corporation or partnership):
                                                          Chindex, Inc.           ,

/s/                                                   BY: /s/ ROBERT C. GOODWIN, JR.
- --------------------------                                ------------------------------              (SEAL)
                                                          Name: Robert C. Goodwin, Jr.
                                                          Title: Exec. Vice President & Asst. Sec.

/s/                                                   BY: /s/ RONALD ZILKOWSKI
- --------------------------                                ------------------------------              (SEAL)
                                                          Name: Ronald Zilkowski,
                                                          VP Finance & Controller
                                                          Date: 7/10, 1997

The BANK is executing this Exhibit A solely to evidence its consent to the terms of this Exhibit A.

                                                      THE FIRST NATIONAL BANK OF MARYLAND,
                                                      A National Banking Association
                                                      BY:
                                                         -------------------------------             (SEAL)
-------------------------                                Name: William N. Chalfant, Jr.
                                                         Title: Vice President

                                  SCHEDULE A

At a rate of interest adjusted on the last day of each calendar month which is equal to the current month's average (based on actual days of the month) of the daily average of the immediately preceding three (3) months' daily quotations by the Bank for the three (3) month London Interbank Offered Rate ("LIBOR") plus one hundred (100) basis points.


                                           By: /s/ Ronald Zilkowski   (SEAL)
                                           Name/Title: Ronald Zilkowski,
                                                       Controller

                                           By: /s/ Robert C. Goodwin, Jr. (SEAL)
                                           Name/Title: Robert c. Goodwin, Jr.,
                                                       Executive V.P. & Asst.
                                                       Secretary